ALTON VENTURES, INC.

FOR IMMEDIATE RELEASE

GEOLOGICAL REPORT ON MAUN LAKE CLAIMS RECEIVED

ALTON VENTURES, INC. – RICHMOND, BRITISH COLUMBIA – (BUSINESS WIRE) May 02, 2006 – The Board of Directors of ALTON VENTURES, INC. (“Alton” or the “Corporation”) (OTC-BB: ALVE) today announced that the engineering report on the work performed in the first phase of the planned three phase exploration program on the Maun Lake Claims in northern-western Ontario in September, 2005 has been received by the Corporation.

The Board of Directors is in receipt of the Geological Report on the Phase I Exploration Program on the Maun Lake Mining Claims Property. In the report, the author, N.C. Carter, P.Eng., reports that the phase I program undertaken in September, 2005 did not return the results we were initially seeking. The program consisted of the establishment of a full grid of the area, an airborne electromagnetic and magnetic survey of the Claim including an area one kilometre north, south, east and west of the claim boundaries, the taking of a number of rock, till and geological samples and 470 feet of diamond drilling on five selected targets.

During the drill program a new showing was located approximately 400 metres northeast of the area of drilling. Hole #3 was drilled to test a down dip extension of the mineralization in drill #2 and failed to show the continuity. Other holes did intersect several mineralized zones and while some continuity was confirmed along strike of the surface showings, it was not demonstrated well down-dip. In addition, our survey identified two electromagnetic conductive zones north and west of the current claim.

In view of the extension of favourable geology well beyond the boundaries of the current claim, plus the presence of several sulphide zones east, west and north of the claim, it was recommended that we should seek to acquire additional claims prior to the initiation of further work in the Maun Lake area. The staking of an additional 40 to 50 mining claim units extending east, west and north of the current claim is recommended at a cost of CA $18,000. The new claims should then be subjected to a two phase exploration program at a cost of CA $230,000. If the staking of additional claims is concluded not to be an option it is recommended that no further work be undertaken and the property abandoned for lack of merit of the claim as presently owned.

Although the Board of Directors is reluctant to commit to an expenditure of CA $248,000 without better results from phase I, we will be approaching the broker-dealer community to determine the possibility of raising such capital to continue with the exploration program. At the same time, we will be seeking additional projects or other business opportunities for Alton.

About Alton Ventures, Inc..

Alton is a junior mineral exploration company headquartered in Richmond, British Columbia, Canada with a single exploration prospect.

For full details of Alton’s results, management discussion and analysis of operations, please refer to the Company’s SEC EDGAR filings at www.sec.gov/edgar.

On Behalf of the Board of Directors,

“Brian C. Doutaz”

President

This news release may include forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from the Corporations' expectations and estimates and from the forward looking statements contained herein. The statements expressed reflect the Corporation’s current expectations regarding the future results of operations, performance and projected achievements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project” “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe” and similar expressions. By their nature, forward-looking statements involve assumptions and known and unknown risks and uncertainties that may cause actual future results to differ materially from those contemplated. These risks include such things as our ability to acquire new projects at a cost commensurate with the Corporation’s financial activities, the volatility of oil and gas prices, commodity supply and demand, fluctuations in currency and interest rates, ultimate recoverability of reserves, timing and costs of drilling activities and pipeline construction, new regulations and legislation and availability of capital. Please refer to the Company's filings with the Securities and Exchange Commission (“SEC”) for more detail as to the nature of these risks and uncertainties. Although Paradigm believes that the expectations represented by these forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Contact:

Alton Ventures, Inc.
Brian C. Doutaz, President
Telephone: 604 – 275-6519
e-mail: altonventures@gmail.com